Exhibit 99.1

                               PRESS RELEASE
                            REPORT OF EARNINGS

                                                          February 27, 2013
                                                    Shawnee Mission, Kansas

The following is a report of earnings for Seaboard Corporation (NYSE MKT symbol: SEB) with offices at 9000 West 67th Street, Shawnee Mission, Kansas 66202, (the "Company"), for the three and twelve months ended December 31, 2012 and December 31, 2011, in thousands of dollars except share and per share amounts.

                               Three Months Ended       Twelve Months Ended
                            December 31, December 31, December 31, December 31,
                                 2012        2011        2012        2011

Net sales                     $1,728,011  $1,403,418   $6,189,133  $5,746,902


Net earnings attributable to
  Seaboard                    $   75,583  $   78,937   $  282,311  $  345,847

Net earnings per common share $    63.03  $    65.12   $   234.54  $   284.66

Average number of shares
  outstanding                  1,199,174   1,212,106    1,203,698   1,214,934


Notes to Report of Earnings:

Included in net earnings attributable to Seaboard for the twelve months ended December 31, 2011 is a gain on sale of power generating facilities in the amount of $52,923,000 or $43.56 per share. There was no tax expense on this transaction.

Seaboard Corporation today filed its Annual Report on Form 10-K with the United States Securities and Exchange Commission. Seaboard has provided access to the Annual Report on Form 10-K on its website at http://www.seaboardcorp.com/investor-sec.aspx.

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